Exhibit 5.1

November 1, 2021

OmniLit Acquisition Corp.

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to OmniLit Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1, Registration No. 333-260090 (the “Registration Statement”), covering an underwritten public offering and sale of: (i) up to 12,500,000 units (each a “Unit” and collectively with the Over-Allotment Units the “Units”), with each Unit consisting of one share (each a “Share” and collectively with the Shares included in the Over-Allotment Units, the “Shares”) of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company, and one-half of a redeemable warrant (each whole warrant a “Warrant”), (ii) up to 1,875,000 Units (the “Over-Allotment Units”) for which the underwriters have been granted an over-allotment option, and (iii) 7,187,500 Warrants, entitling the Warrant holder to purchase one share of Class A Common Stock, subject to the expiration and terms set forth in the Registration Statement. The Units, Shares, and Warrants are referred to herein collectively as the “Securities”. We understand that the Units, Shares and the Warrants included in the Units, are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and Imperial Capital, LLC (the “Representative”), acting for itself and as representative for any other underwriters named therein (the “Underwriting Agreement”). In addition, we understand that the Warrants will be issued under a Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), a form of which has been filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
rochester, ny ● buffalo, ny ● albany, ny ● corning, ny ● new york, ny

OmniLit Acquisition Corp.

November 1, 2021

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Underwriting Agreement, Units, Warrants, and Warrants Agreement (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, (b) the Representative has the power, corporate or otherwise, to enter into and perform its obligations under the Underwriting Agreement and that the Underwriting Agreement will be a valid and binding obligation of the Representative, (c) the Warrant Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Warrant Agreement and Warrants, and that the Warrant Agreement and Warrants will be valid and binding obligations of the Warrant Agent, (d) there will not have occurred, prior to the date of the issuance of the Warrants, (i) any change in law affecting the validity or enforceability of the Warrants, or (ii) any amendments to the Transaction Documents, (e) at the time of the issuance and sale of the Securities, (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws, (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities and (iv) the Company will receive consideration in excess of par value for the issuance of the Shares, (f) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement (the “Prospectus”), and the Prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (g) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (h) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	the Units have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company,

2.	the Unit Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable,

3.	the Warrants have been duly authorized by the Company and, provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, then the Warrants, when issued and sold in the manner contemplated by the Registration Statement, will be valid and legally binding obligations of the Company,

OmniLit Acquisition Corp.

November 1, 2021

The opinions rendered in paragraphs 1 and 3 above are subject to (i) bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and (ii) constitutional and public policy limitations and general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law). In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury, or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct.

The opinions expressed herein are limited exclusively to the applicable provisions of Delaware corporate law as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP